Exhibit 10.1
ANYWHERE REAL ESTATE INC.
SECOND AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN
ARTICLE I
PURPOSE
The name of the plan is the Anywhere Real Estate Inc. Second Amended and Restated 2018 Long-Term Incentive Plan, effective as of February 27, 2023 (the "Effective Date"); provided, however, that the Plan as further amended and restated shall be subject to the approval by the stockholders of the Company of the Plan at the annual meeting of such stockholders on May 3, 2023 (the “Plan”).
The purposes of the Plan are to provide long-term incentives to those individuals with significant responsibility for the success and growth of the Company and its Affiliates, to align the interests of such individuals with those of the Company's stockholders, to assist the Company in recruiting, retaining and motivating qualified employees and other service providers and to provide an effective means to link pay to performance for such employees and service providers.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 "Administrator" shall have the meaning provided in Section 12.1 hereof.
2.2 "Affiliate" shall mean (i) any Parent or Subsidiary, (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, or (iii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
2.3 "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.
2.4 "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award (which includes, but is not limited to, cash bonuses as set forth in Article VIII), a Dividend Equivalent award, a Stock Payment award, an award of Stock Appreciation Rights, or Other Incentive Award, which may be awarded or granted under the Plan.
2.5 "Award Agreement" shall mean the written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
2.6 "Board" shall mean the Board of Directors of the Company.
2.7 "Cause" shall mean, with respect to the Participant, "Cause" as defined in such Participant's employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean, unless otherwise defined in an Award Agreement, (a) commission of any felony or an act of moral turpitude; (b) engaging in an act of dishonesty or willful misconduct; (c) material breach of the Participant's obligations hereunder or under any agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates; (d) material breach of the Company's policies or procedures, including but not limited to the Company's Code of Ethics or any of the Key Policies of the Company; or (e) the Participant's willful failure to substantially perform his or her duties as an employee of the Company or any

Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness). A termination will not be for "Cause" pursuant to clause (b), (c), (d) or (e), to the extent such conduct is curable, unless the Company shall have notified the Participant in writing describing such conduct and the Participant shall have failed to cure such conduct within ten (10) business days after the receipt of such written notice.
2.8 "Change in Capitalization" shall have the meaning provided in Section 3.2(a) hereof.
2.9 "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a) the acquisition (other than from the Company), by any person (as such term is defined in Section 13(c) or 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; or
(b) the individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board; or
(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, if (1) the shareholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (2) immediately following the merger or consolidation, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such merger or consolidation (or, if the entity resulting from such merger or consolidation is then a subsidiary, the ultimate parent thereof); or
(d) a complete liquidation or dissolution of the Company or the closing of an agreement for the sale or other disposition of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.
In addition, for each Award that constitutes deferred compensation under Section 409A of the Code, solely to the extent required to avoid the imposition of additional taxes and penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 2.9, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.
2.11 "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article XII hereof.

2.12 "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.
2.13 "Company" shall mean Anywhere Real Estate Inc., a Delaware corporation, and any successor corporation.
2.14 "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of Shares on a Form S-8 Registration Statement or any successor Form thereto.
2.15 "Current Plan" shall mean the Anywhere Real Estate Inc. Amended and Restated 2018 Long-Term Incentive Plan effective as of February 26, 2021.
2.16 "Director" or "Non-Employee Director" shall mean a non-employee member of the Board, as constituted from time to time.
2.17 "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.2 hereof.
2.18 "EBITDA" shall mean earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per Share basis.
2.19 "EBITDA on a Pro Forma Basis" shall have the meaning ascribed to those terms in the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended and restated, modified or supplemented from time to time, among Anywhere Intermediate Holdings LLC, Anywhere Real Estate Group LLC, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents parties thereto.
2.20 "Effective Date" shall have the meaning set forth in Article I.
2.21 "Eligible Individual" shall mean any natural person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.22 "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or any Affiliate.
2.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.24 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:
(a) if the Common Stock is (1) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (2) listed on any national market system or (3) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in "pink sheets" published by the National Daily Quotation Bureau;
(c) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(d) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith on the date awarded.
2.25 "Forfeited Shares" shall have the meaning provided in Section 3.1(a) hereof.
2.26 "Good Reason" shall mean, with respect to the Participant, "Good Reason" as defined in such Participant's employment, severance or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Good Reason (or a term of like import, such as "constructive discharge") or, if no such agreement exists or such agreement does not contain a definition of Good Reason (or a term of like import, such as "constructive discharge"), then Good Reason shall mean, unless otherwise defined in an Award Agreement, (a) a reduction of the Participant's annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive) or (b) a required relocation of the Participant's primary work location to a location more than fifty (50) miles from the Participant's current primary work location and the Participant's commute increases as a result of such relocation; provided, however, that such reduction or relocation in clauses (a) or (b) above shall not constitute Good Reason unless the Participant shall have notified the Company in writing describing such reduction or required relocation within thirty (30) business days of its initial occurrence and then only if the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company's receipt of such written notice. In the event the Company has failed to cure such reduction or required relocation within the thirty (30) business day period, the Participant's employment with the Company shall terminate for Good Reason at the expiration of such thirty (30) business day period. Unless otherwise determined by the Administrator, a resignation for Good Reason under this Plan shall not constitute an elimination or discontinuation of Participant's job or position under the Anywhere Real Estate Group LLC Severance Pay Plan (or any successor severance pay plan).
2.28 "Greater Than 10% Stockholder" shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" (as defined in Sections 424(e) and 424(f) of the Code, respectively).
2.29 "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.30 "Insider Trading Policy" means the written policy of the Company as in effect from time to time pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
2.31 "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of the Code.
2.32 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article V hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.33 "Other Incentive Award" shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 8.4 hereof.
2.34 "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.35 "Participant" shall mean an Eligible Individual who has been granted an Award.
2.36 "Performance Award" shall mean an Award that is granted under Section 8.1 hereof.
2.37 "Performance Goal" shall mean the performance goals (and adjustments) established by the Committee for a Performance Period based on any criteria including, but not limited to, one or more of the following criteria:
(a) (i) EBITDA, (ii) EBITDA on a Pro Forma Basis; (iii) gross or net sales or revenue; (iv) net income (either before or after taxes); (v) adjusted net income; (vi) operating earnings or profit; (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) return on assets; (ix) return on capital; (x) return on stockholders' equity; (xi) total stockholder return; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per Share; (xviii) adjusted earnings per Share; (xix) price per Share; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) debt levels or reduction; (xxiii) customer retention; (xxiv) customer satisfaction and/or growth; (xxv) research and development achievements; (xxvi) financing and other capital raising transactions; (xxvii) risk management; (xxviii) capital expenditures, (xxix) financial results of acquisitions, (xxx) cost savings initiatives, (xxxi) technology initiatives, (xxxii) royalty revenues or net effective royalty rates and (xxxiii) sales agent commission splits, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b) Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or one or more divisions or business units, or the performance of the applicable industry or other benchmarks (e.g., National Association of Realtors, FNMA, etc.). In addition, such Performance Goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations, including those in the Company's peer group. Any Performance Goals that are financial metrics may be determined in accordance with Applicable Accounting Principles, or may be adjusted when established to include or exclude any items otherwise includable or excludable under Applicable Accounting Principles.
(c) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principles; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or infrequently occurring corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items related to employee retention and former parent legacy costs (benefit); (xix) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xx) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles, business conditions, industry conditions or economic conditions.

2.38 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Award.
2.39 "Plan" shall have the meaning set forth in Article I.
2.40 "Prior 2018 Plan" shall mean the Realogy Holdings Corp. 2018 Long-Term Incentive Plan.
2.41     "Prior 2012 Plan" shall mean the Realogy Holdings Corp. Amended and Restated 2012 Long-Term Incentive Plan.
2.42 "Restricted Stock" shall mean an award of Shares made under Article VI hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.43 "Restricted Stock Unit" shall mean a contractual right awarded under Article VII hereof to receive cash or Shares.
2.44 "Securities Act" shall mean the Securities Act of 1933, as amended.
2.45 "Share Limit" shall have the meaning provided in Section 3.1(a) hereof.
2.46 "Shares" shall mean shares of Common Stock.
2.47 "Stock Appreciation Right" shall mean a stock appreciation right granted under Article IX hereof.
2.48 "Stock Payment" shall mean a payment in the form of Shares awarded under Section 8.3 hereof.
2.49 "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.50 “Substitute Award” shall mean an award in substitution for stock options and other awards held by employees or directors of other entities who are about to become employees of the Company or its Subsidiaries, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted, subject to applicable laws.
ARTICLE III
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Section 3.2 hereof, the maximum aggregate number of Shares available for issuance under the Plan (the "Share Limit") shall be (i) 5.0 million, (ii) the number of shares that remain available for grant under the Current Plan as of the Effective Date and (iii) the number of Shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the Current Plan and as permitted by the Current Plan, the Prior 2018 Plan and Prior 2012 Plan, following the Effective Date, except for Shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award under the Current Plan, the

Prior 2018 Plan or Prior 2012 Plan (all such shares in this Section 3.1(a)(iii), together, the "Forfeited Shares"). Any Forfeited Shares under the Current Plan and the Prior 2018 Plan shall be reincorporated into the Plan as one Share for every one Forfeited Share. Any Forfeited Shares that were subject to options or stock appreciation rights under the Prior 2012 Plan shall be reincorporated into the Plan as one Share for every one Forfeited Share formerly subject to such option or stock appreciation right and any Forfeited Shares that were subject to awards other than options or stock appreciation rights shall be reincorporated into the Plan as 2.22 Shares for every one Forfeited Share formerly subject to such other award. Notwithstanding the generality of the foregoing, subject to Section 3.2 hereof, the maximum number of Shares available for issuance under the Plan with respect to Incentive Stock Options shall be 5.0 million.
(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Except as set forth below, Shares that are subject to or underlie Awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered as Shares under the Plan shall again be available for issuance in connection with future Awards granted under the Plan. Shares with respect to cash-settled Awards shall not count against the Share Limit. Shares surrendered or withheld as payment of either the exercise price of an Award (including Options and Stock Appreciation Rights) and/or withholding taxes in respect of such an Award shall be counted against the Share Limit and shall not again be available for issuance in connection with future Awards (for example, upon exercise of a Stock Appreciation Right, the Share Limit shall be reduced by the full number of Shares underlying the Stock Appreciation Right, regardless of the number of Shares actually delivered in settlement of the Stock Appreciation Right); provided, further that Shares purchased by the Company in the open market using the cash proceeds from the exercise of an Award shall not be available for issuance in connection with future Awards.
(c) If Shares are issued under the Plan with respect to a Substitute Award, such Shares shall not count against the Share Limit.
3.2 Adjustments.
(a) In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares of the Company's stock or the Share price of the Company's stock (any such occurrence or event, a "Change in Capitalization"), the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan; provided, however, that the Administrator shall make such equitable adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or a Stock Appreciation Right exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right for no payment. The Administrator's determinations pursuant to this Section 3.2(a) shall be final, binding and conclusive.

(b) No action shall be taken under this Section 3.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award.
3.3 Award Limit to Directors. No Director shall be granted Awards under the Plan in any consecutive 12-month period having a value of more than $700,000.
ARTICLE IV
GRANTING OF AWARDS
4.1 Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2 Award Agreement. Each Award may be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.
4.3 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
4.4 Minimum Vesting Period. Subject to Article X and Sections 3.1(c), 5.6, 6.1(c), 7.1(c), 8.5(b) and 9.1(c) of the Plan, all Shares that are subject to Awards shall be granted subject to a minimum vesting period of at least twelve (12) months; provided, that up to five percent (5%) of the Shares initially available under the Plan as of the Effective Date may be granted as Awards that are not subject to the minimum vesting period requirement.
ARTICLE V
OPTIONS
5.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
5.2 Eligibility for Incentive Stock Options. No Incentive Stock Option shall be granted to any individual who is not an Employee of the Company or any "parent corporation" or "subsidiary corporation" of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively).
5.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
5.4 Option Term. The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Notwithstanding anything to the contrary in this Section 5.4, if the original term of an Option held by a Participant expires during a period subject to the Insider Trading Policy, the term of such Option shall be extended until the tenth business day following the end of such period, at which time any unexercised portion of the Option shall expire. The Award Agreement shall set forth the time period, including the time period following a termination of employment or other service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any termination of employment or other service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a termination of employment or other service.
5.5 Option Vesting.
(a) The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, attainment of one or more of the Performance Goals, or any other criteria selected by the Administrator.
(b) No portion of an Option which is unexercisable at a Participant's termination of employment or other service shall thereafter become exercisable, except as may be otherwise provided in the applicable Award Agreement or by action of the Administrator following the grant of the Option.
5.6 Treatment of Options upon Certain Events. The applicable Award Agreement shall provide for the treatment of each Option upon a termination of employment or other service with the Company.
5.7 Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.
5.8 Partial Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
5.9 Manner of Exercise of Options. A Participant may exercise an exercisable Option, subject to applicable requirements set forth in the Award Agreement, by paying the full exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in accordance with one or more of the following: (i) cash or check, (ii) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award), in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other form of legal consideration acceptable to the Administrator. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
5.10 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the transfer of such Shares to such Participant.
5.11 Prohibition on Repricing. Subject to limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 herein, and except in connection with an equitable adjustment pursuant to Section 3.2 herein, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.

ARTICLE VI
RESTRICTED STOCK
6.1 Award of Restricted Stock.
(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b) The Award Agreement shall set forth the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.
(c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock upon a termination of employment or other service with the Company.
6.2 Rights as Stockholders. Upon issuance of Restricted Stock, the Participant shall have, except as otherwise provided herein or in the Award Agreement, all the rights of a stockholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that any dividends or other distributions with respect to the Shares shall be (i) credited by the Company to an account for the Participant and accumulated without interest until the date upon which the underlying Award becomes vested and (ii) reconveyed to the Company without further consideration or any act or action by the Participant if for any reason the underlying Award is cancelled, terminated, forfeited or fails to vest. In no event shall dividends and other distributions be paid or distributed with respect to Shares of Restricted Stock until the vesting restrictions of the underlying Award lapse.
6.3 Restrictions. All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of stock dividends, stock splits or any other Change in Capitalization) shall, in the terms of an applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant's duration of employment, directorship or consultancy with the Company, the Performance Goals, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE VII
RESTRICTED STOCK UNITS

7.1 Award of Restricted Stock Units.
(a) The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate. The Award Agreement shall set forth the time and form of payment of each award of Restricted Stock Units.
(b) The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A of the Code or an exemption therefrom.
(c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock Units upon a termination of employment or other service with the Company. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or, if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.
ARTICLE VIII
PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
STOCK PAYMENTS, OTHER INCENTIVE AWARDS
8.1 Performance Awards.
(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual. The vesting and value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods as set forth in the Award Agreement. Performance Awards may be paid in cash, Shares or a combination of both, as set forth in the Award Agreement.
(b) Without limiting Section 8.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.
(c) Performance Awards shall be paid, unless otherwise determined by the Committee, no later than 2 ½ months after the tax year in which the Performance Award vests. Unless otherwise provided in the applicable Performance Goals or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved.
8.2 Dividend Equivalents.
(a) Subject to Section 8.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula, at such time and subject to such limitations as set forth in the applicable Award Agreement, provided, however, Dividend Equivalents with respect to Shares covered by an Award shall be (i) subject to the same vesting requirements, settlement provisions, and other terms and conditions as the underlying Award to which they relate, (ii) only paid or distributed to a Participant at the same time or times and to the same extent that the vesting conditions (including Performance Goals), if any, are subsequently satisfied and the Award vests with respect to such Shares, and (iii) reconveyed to the Company without further consideration or any act or action by the Participant if for any reason the underlying Award is cancelled, terminated, forfeited or fails to vest. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Award lapse. A Participant shall have no right to any outstanding Dividend Equivalents granted in tandem with an Award, if such Award is expired, forfeited or otherwise terminated.
(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
8.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.
8.4 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, stockholder value or stockholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. The terms and conditions applicable to such Other Incentive Awards shall be set forth in the applicable Award Agreement. Other Incentive Awards may be linked to any one or more of the Performance Goals or other specific criteria determined appropriate by the Administrator and may be payable in cash or Shares.
8.5 Other Terms and Conditions.
(a) All applicable terms and conditions of each Award described in this Article VIII, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.
(b) The rights of Participants granted Performance Awards, Dividend Equivalents, Stock Payments or Other Incentive Awards upon termination of employment or other service shall be set forth in the Award Agreement.
ARTICLE IX
STOCK APPRECIATION RIGHTS
9.1 Grant of Stock Appreciation Rights.
(a) The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
(b) Each Award of Stock Appreciation Rights shall entitle the Participant (or other individual entitled to exercise the Award of Stock Appreciation Rights pursuant to the Plan) to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or as set forth in the Award Agreement. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.

(c) The Award Agreement shall set forth the treatment of each Award of Stock Appreciation Rights upon a termination of employment or other service with the Company.
9.2 Stock Appreciation Right Vesting.
(a) The Award Agreement shall set forth the period during which a Participant shall vest in an Award of Stock Appreciation Rights and have the right to exercise such Stock Appreciation Rights (subject to Section 9.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Goals or any other criteria selected by the Administrator.
(b) No portion of an Award of Stock Appreciation Rights which is unexercisable upon termination of employment or other service shall thereafter become exercisable, except as may be otherwise provided in an Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Rights; provided, that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.
9.3 Manner of Exercise. A Participant may exercise an exercisable Stock Appreciation Right as follows, subject to applicable requirements established by the Administrator; full payment of the applicable withholding taxes shall be made to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Section 6.2 in respect of Options.
9.4 Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. Notwithstanding anything to the contrary in this Section 9.4, if the original term of a Stock Appreciation Right held by a Participant expires during a period subject to the Insider Trading Policy, the term of such Stock Appreciation Right shall be extended until the tenth business day following the end of such period, at which time any unexercised portion of the Stock Appreciation Right shall expire. The Award Agreement shall set forth the time period, including any time period following a termination of employment or other service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any termination of employment or other service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Rights relating to such a termination of employment or other service.
9.5 Prohibition on Repricing. Subject to limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 herein, and except in connection with an equitable adjustment pursuant to Section 3.2, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.
ARTICLE X
CHANGE IN CONTROL
10.1 Change in Control Treatment of Outstanding Awards. Unless otherwise determined by the Board and/or evidenced in an Award Agreement:
(a) Performance Awards. In the event that a Change in Control occurs during a Performance Period, then immediately prior to the Change in Control, (1) the Performance Goals subject to each outstanding Performance Award shall be deemed to be achieved at the actual level of performance based on an assumed Performance Period ending as of the date immediately prior to the Change in Control, (2) each such Performance Award shall then cease to be subject to the achievement of the Performance Goals and (3) each such

Performance Award shall vest in full at the end of the Performance Period provided the Participant is employed by or is providing services to the Company or any Affiliate on such date, subject to the terms of this Section 10.1.
(b) Assumption/Substitution of Awards. With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event that (1) a Change in Control occurs and (2) during the twenty-four (24) month period following such Change in Control a Participant's employment or service is terminated without Cause by the Company or any Affiliate or the Participant resigns from employment or service from the Company or any Affiliate with Good Reason, then:
(i) Any and all Options and Stock Appreciation Rights shall become fully vested and exercisable;
(ii) Any and all Restricted Stock Awards, Restricted Stock Units Awards, Performance Awards, Dividend Equivalent Awards, Stock Payment Awards or Other Incentive Award shall become fully vested and all restrictions, payment conditions and forfeiture conditions applicable to such Award shall lapse and be settled as soon as reasonable practicable, but in no event later than ten (10) days following such termination of employment; and
(iii) Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of termination of employment, but the Company shall pay such Award on its scheduled payment date (which may be a "separation from service" within the meaning of Section 409A of the Code), but in no event more than 90 days following the scheduled payment date.
(c) No Assumption/Substitution of Awards. With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control,
(i) Any and all Options and Stock Appreciation Rights shall become fully vested and exercisable;
(ii) Any and all Restricted Stock Awards, Restricted Stock Units Awards, Performance Awards, Dividend Equivalent Awards, Stock Payment Awards or Other Incentive Award shall become fully vested and all restrictions, payment conditions and forfeiture conditions applicable to such Award shall lapse and be settled as soon as reasonable practicable, but in no event later than ten (10) days following the Change in Control; and
(iii) Notwithstanding anything to the contrary, if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the vesting of such Award shall be accelerated as of the effective date of the Change in Control in accordance with clauses (i) and (ii) above, but the Company shall pay such Award on its scheduled payment date, but in no event more than 90 days following the scheduled payment date.
(d) Restrictive Covenants Agreements. The Participant's obligations under restrictive covenants contained in any Award Agreement or any other agreement with the Company or any Affiliate of the Company shall not lapse upon a Change in Control.
(e) Assumed/Substituted. For purposes of this Section 10.1, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award is (1) based on shares of common stock that are traded on an established U.S. securities market and (2) of comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in

Control except that, if an Award that relates to Shares shall instead relate to the common stock of the acquiring or ultimate parent entity.
(f) Cashout of Awards. Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control over the exercise or purchase price per Share subject to the Award multiplied by (ii) the number of Shares granted under the Award. Without limiting the generality of the foregoing, in the event that the consideration paid per Share in the Change in Control is less than or equal to the exercise or purchase price per Share subject to the Award, then the Administrator may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.
ARTICLE XI
ADDITIONAL TERMS OF AWARDS
11.1 Tax Withholding and Consequences. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares), provided that the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding in such amount that will not cause adverse accounting consequences for the Company and its Affiliates and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity. Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to any Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Stock Option has or will qualify as an "incentive stock option" within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, will or will not apply.
11.2 Transferability of Awards.
(a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;
(b) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect; and
(c) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him or her under the Plan; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable program or Award Agreement, be exercised by his personal representative or by any individual empowered to do so under the deceased Participant's will or under the then-applicable laws of descent and distribution.

11.3 Conditions to Issuance of Shares.
(a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, the treatment of such fractional Shares, including, but not limited to whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.4 Forfeiture and Recoupment Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that any proceeds, gains or other economic benefit must be paid to the Company and the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, in either case, if (i) a termination of employment or other service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Participant at any time, or during a specified time period, engages in any activity which violates any applicable restrictive covenants of the Company, as may be further specified in an Award Agreement, (iii) the Participant incurs a termination of employment or other service for Cause or (iv) the Participant at any time engages in unlawful and/or fraudulent activity or an activity which constitutes a breach of the Company's Code of Conduct policy as in effect from time to time or a breach of the Participant's employment agreement, as may be further specified in an Award Agreement. In addition, all Awards made under the Plan shall be subject to any clawback or recoupment policies of the Company, as in effect from time to time, or as otherwise required by law.
11.5 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Participant shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, or (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof.

ARTICLE XII
ADMINISTRATION
12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the "Administrator." Unless otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Exchange Act and an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof.
12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.1 hereof; provided, however, the Participant's consent shall not be required for any amendment required under applicable laws, rules or regulations. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Actor the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a) Designate Eligible Individuals to receive Awards;
(b) Determine the type or types of Awards to be granted to each Eligible Individual;
(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;

(h) Accelerate the vesting of an Award after the grant of an Award; provided, that in no event shall an Award become exercisable following its expiration, termination or forfeiture;
(i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(j) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
12.4 Decisions Binding. The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
12.5 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XII; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
13.1 Amendment, Suspension or Termination of the Plan. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval, except as set forth in Section 3.2 herein, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Options or Stock Appreciation Rights contained in Sections 5.11 and 9.5, or (vi) make other changes which require approval by the stockholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan may adversely modify any individual's rights under an outstanding Award unless such individual consents to the modification in writing.
13.2 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
13.3 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.4 Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
13.5 Section 409A. The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a "change in the ownership of the corporation," a "change in effective control of the corporation" or a "change in the ownership of a substantial portion of the assets of the corporation," within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code.
13.6 No Rights to Awards. No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.
13.7 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.
13.8 Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.9 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance,

welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.10 Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
13.11 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
13.12 Term of Plan. The Plan shall terminate on February 27, 2033, but all outstanding Awards as of the date of termination shall remain in effect and the terms of the Plan shall apply until such Award terminates as provided in the applicable Award Agreement.
13.13 Not an Employment Contract. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant of an Award any right with respect to the continuation of his or her employment, consulting, Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment, consulting, Board member relationship or other association with the Company and its Affiliates.